UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 21, 2007
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 8 587 20 600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2007, Autoliv, Inc. (the “Company”) issued a press release announcing that the Company’s Chief Financial Officer has decided to resign from his position with the Company. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(b)  On December 19, 2007, Magnus Lindquist gave notice of resignation as Vice President, Chief Financial Officer of Autoliv, Inc. The Company and Mr. Lindquist are currently in discussions regarding the effective date of Mr. Lindquist's resignation to ensure an orderly transition to Mr. Lindquist's successor who is yet to be named. The resignation follows Mr. Lindquist accepting an offer to become a partner in Triton, a European private equity firm, and there was no disagreement on any matter relating to the Company’s operations, policies or practices in connection with the resignation.

(c) EXHIBITS

99.1 Press release of Autoliv, Inc. dated December 21, 2007 announcing that the Company’s Chief Financial Officer has decided to resign from his position with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date December 21, 2007	Autoliv, Inc. (Registrant)

/s/ Lars A. Sjöbring
Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary